                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                RTI CAPITAL CORP.

                    REPUBLIC TECHNOLOGIES INTERNATIONAL, INC.

                           425,000 Units consisting of

                                  $425,000,000
                      13 3/4% Senior Secured Notes due 2009

                   of Republic Technologies International, LLC
                              and RTI Capital Corp.

                                       and

                     425,000 Warrants to Purchase Shares of
                              Class D Common Stock
                  of Republic Technologies International, Inc.

                               PURCHASE AGREEMENT

                                                                  August 6, 1999

CHASE SECURITIES INC.
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BANCBOSTON ROBERTSON STEPHENS INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

            Republic Technologies International, LLC, a Delaware limited liability company ("Republic Technologies"), and RTI Capital Corp., a Delaware corporation ("RTI Capital" and, together with Republic Technologies, the "Notes Issuers"), propose to issue and sell $425,000,000 aggregate principal amount of 13 3/4% Senior Secured Notes due 2009 (the "Notes"), and Republic Technologies International, Inc. a Delaware corporation (formerly Bar Technologies Inc.) ("RTI" and, together with the Notes Issuers, the "Companies"), proposes to issue and sell in combination with the Notes 425,000 Warrants (the "Warrants" and, together with the Notes, the "Units") to purchase 822,386 shares of Class D Common Stock, par value $.001 per share, of RTI (the "Warrant Shares" and, together with the Warrants, the Notes, the Guarantees (as defined below) and the Units, the "Securities"). Each Unit will consist of

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$1,000 principal amount of Notes and one Warrant, which Warrant is exercisable to purchase 1.935025 Warrant Shares.

            The Notes will be guaranteed (the "Guarantees"), on a senior basis, jointly and severally, by Republic Technologies' parent, Republic Technologies International Holdings, LLC ("Holdings"), and the following of Republic Technologies' directly and indirectly owned subsidiaries (after giving effect to the Combination (as defined below)): Nimishillen & Tuscarawas, LLC ("NT") Bliss & Laughlin, LLC ("B&L") and Canadian Drawn Steel Company, Inc. ("CDSC" and, together with NT and B&L, the "Subsidiary Guarantors" and, together with Holdings, the "Guarantors"). The only other direct and indirect subsidiaries of Republic Technologies (after giving effect to the Combination), RTI Capital and Oberlin Insurance Company, will not guarantee the Notes. The Companies together with the Guarantors are collectively referred to as the "Issuers." The Notes will be issued pursuant to an Indenture to be dated as of August 13, 1999 (the "Indenture") among the Notes Issuers, the Guarantors and United States Trust Company of New York, as Trustee (the "Trustee") and United States Trust Company of New York, as Collateral Agent (the "Collateral Agent"). The Guarantee of CDSC is subject to the limitations set forth in Section 10.10 of the Indenture. The Warrants are to be issued under a Warrant Agreement to be dated as of August 13, 1999 (the "Warrant Agreement") between RTI and United States Trust Company of New York, as Warrant Agent (the "Warrant Agent"). The Units will be issued under a Unit Certificate dated as of August 13, 1999 (the "Unit Certificate") among the Issuers, and United States Trust Company of New York, as Unit Agent (the "Unit Agent").

            The Notes and Guarantees will be secured as provided in the Indenture, pursuant to mortgages or deeds of trust (the "Mortgages"), a security agreement (the "Security Agreement", and a master pledge agreement (the "Master Pledge Agreement") and, together with the Mortgages and all other documentation relating to any of the foregoing, the "Security Documents"). Each Pledgor under the Security Documents will be a Notes Issuer or a Guarantor. The Companies hereby confirm their agreement with Chase Securities Inc. ("CSI"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and BancBoston Robertson Stephens Inc. ("BancBoston" and, together, with CSI and DLJ, the "Initial Purchasers") concerning the purchase of the Units from the Companies by the several Initial Purchasers.

            The Units will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum dated July 22, 1999 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") and setting forth information concerning the Issuers and the Units. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. Each of the Issuers hereby


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confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Units by the Initial Purchasers in accordance with Section 2.

            Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of (a) a Notes Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A-1 (the "Notes Registration Rights Agreement"), among the Notes Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Notes Issuers and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior secured notes of the Notes Issuers (the "Exchange Notes") which are identical in all material respects to the Notes and which are unconditionally guaranteed by each of the Guarantors (except that the Exchange Notes will not contain terms with respect to transfer restrictions or payment of liquidated damages) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") and (b) a Common Stock Registration Rights Agreement, substantially in the form attached hereto as Annex A-2 (the "Stock Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements"), among RTI, Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, "Blackstone") and the Initial Purchasers, pursuant to which RTI will agree to provide certain registration rights with respect to the Warrants and Registrable Securities (as defined in the Stock Registration Rights Agreement) and Blackstone will agree to provide certain tag-along and holders will agree to certain drag-along rights and with respect to the Warrants and Registrable Securities.

            The Units are being offered in connection with (i) the Combination of Republic Engineered Steels, Inc. ("Republic"), Bar Technologies Inc. ("BarTech") and the bar products line of USS/Kobe Steel Company ("USS/Kobe"), a 50/50 joint venture between USX Corporation and Kobe Steel, Ltd., resulting in the formation of Holdings and its subsidiaries (the "Combination") and (ii) the refinancing (the "Refinancing") of indebtedness under (a) Republic's Revolving Credit Facility (the "Republic Revolving Credit Facility"); (b) Republic's $208.5 million Mortgage Notes Credit Facility (the "Mortgage Notes Credit Facility"); (c) RES Holding Corporation's $65 million credit facility (the "Holdings Credit Facility"); (d) BarTech's 13 1/2% Senior Secured Notes due 2001 through a redemption (the "BarTech Notes"); (e) BarTech's Revolving Credit Facility (the "BarTech Revolving Credit Facility"); (f) certain of BarTech's government loans (the "BarTech Government Loans"); (g) USS/Kobe's Revolving Credit Facility (the "USS/Kobe Revolving Credit Facility"); and (h) USS/Kobe's Senior Notes due 2002, 2005 and 2010 (the "USS/Kobe Senior Notes") through a redemption (the "USS/Kobe Senior Notes Redemption"; the documents referred to in clauses (a)-(h) collectively, the "Refinancing Documents"). The Refinancing is more fully described under "Use of Proceeds" in the Offering Memorandum.


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            The Combination will be effected pursuant to a Master Restructuring
Agreement dated August 1999 (the "Master Agreement" and, together with all agreements contemplated thereby that are not Offering Documents or Financing Documents, as defined below, the "Combination Documents"), among, inter alia, Republic, RES Holding Corporation, which is the parent of Republic, BarTech, USX Corporation, Kobe Steel, Ltd. and USS/Kobe, which contemplates the completion of the Combination through a series of mergers, asset transfers and related steps.

            The Refinancing will be financed through (i) the net proceeds from the Offering; (ii) borrowings under Republic Technologies' new $425 million credit facility (the "New Credit Facility"); and (iii) cash equity investments of not less than $155 million (the "Equity Contribution") by Blackstone, Veritas USX Corporation, Kobe Steel, Ltd. and other investors (the "Equity Investors").

            This Agreement, the Indenture, the Warrant Agreement, the Unit Certificate, the Notes, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreements, the Security Documents and the Intercreditor Agreements (as defined in the Indenture) are collectively referred to as the "Offering Documents." The New Credit Facility and related security agreements and the documentation for the Equity Contribution are collectively referred to as the "Financing Documents." The Offering Documents, the Financing Documents and the Combination Documents are collectively referred to as the "Transaction Documents."

            Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

            1. Representations, Warranties and Agreements of the Issuers. Each of the Issuers represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and on and as of the Closing Date (as defined in Section 3) that (it being understood that, where the context requires, it is assumed that the Combination has occurred):

            (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

            (b) When the Notes, Guarantees, Warrants and Units are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within


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      the meaning of Rule 144A) as securities of any of the Issuers which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system. The Issuers have been advised that the Units, Notes and Warrants have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

            (c) Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act, other than as contemplated by the Registration Rights Agreements.

            (d) None of the Issuers or any of their affiliates (as such term is defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchaser, as to which the Issuers make no representation) acting on the Issuers' behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act,
      (B) in any directed selling efforts within the meaning of Rule 902 under the Securities Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Securities Act,
      (C) in any manner involving a public offering within the meaning of
      Section 4(2) of the Securities Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state "blue sky" laws.

            (e) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete and assuming compliance by the Initial Purchasers with their respective covenants in Section 4, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Units by the Initial Purchasers in accordance with, this Agreement, the Indenture and the Warrant Agreement to register any of the Securities under the Securities Act or to qualify any indenture in respect of the Notes and Guarantees under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (f) The subsidiaries of, and the share or partnership interest ownership thereof by, Republic, BarTech and USS/Kobe (the "Predecessor Companies") before giving effect to the Combination are listed on Schedule 1 hereto (the "Predecessor Companies Subsidiaries"). The subsidiaries of, and the share ownership thereof by, Republic Technologies after giving effect to the Combination are listed on Schedule 1 hereto (the "Subsidiaries"). The subsidiaries of, and share ownership thereof by, RTI after giving effect to the Combination are listed on Schedule 1 hereto (the "RTI Sub-


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      sidiaries"). The Companies, the Predecessor Companies, the Predecessor
      Companies Subsidiaries and the Subsidiaries and the RTI Subsidiaries are collectively referred to as the "Combined Companies". Before and after giving effect to the Combination, except to the extent any of the Combined Companies ceases to exist as a result of the Combination, each of the Combined Companies has been duly organized and is validly existing in good standing as a corporation, limited liability company or partnership under the laws of its jurisdiction of formation, with all requisite corporate, company or partnership power and authority, as the case may be, under such laws, and all necessary authorizations, approvals, orders, licenses, certificates and permits ("Authorizations") of and from regulatory or governmental officials, bodies and tribunals, (a) to own, lease, license and operate its respective properties and to conduct its businesses as now conducted and as described in the Offering Memorandum and (b) to enter into, deliver, incur and perform its obligations under the Transaction Documents to which it is a party, except for such Authorizations as may be required in connection with the security documents under the New Credit Facility (the "Bank Security Documents"), the Security Documents and Registration Rights Agreements or in connection with the completion of the Combination, except as described in the Offering Memorandum and except, in the case of clause (a), where the failure to have obtained an Authorization would not reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets, results of operations or prospects of either RTI and the RTI Subsidiaries, taken as a whole, or Republic Technologies and its Subsidiaries, taken as a whole, or
      (ii) the power or ability of any of the Combined Companies to perform any of their obligations under any of the Transaction Documents to which it is a party or (iii) the consummation by any of the Combined Companies of any of the transactions contemplated by any of the Transaction Documents or the Offering Memorandum (in any such case, a "Material Adverse Effect"). Before and after giving effect to the Combination, except to the extent any of the Combined Companies ceases to exist as a result of the Combination, each of the Combined Companies is duly qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

            (g) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform each of its respective obligations under the Offering Documents to which it is a party, and, to the extent it is a party, to execute, issue and deliver the Units, the Notes, the Guarantees of the Notes, the Warrants, the Warrant Shares, the Exchange Notes and the Private Exchange Notes (as defined in the Notes Registration Rights Agreement), if any, and the Guarantees of the Notes and the Private Exchange Notes, if any, and to perform its obligations provided for therein; this Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.


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            (h) The Units, the Notes, the Exchange Notes and the Private
      Exchange Notes, if any, and the Guarantees of any of the foregoing have been duly and validly authorized by the applicable Issuer. The Notes, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price for the Units as provided in this Agreement, and the Exchange Notes and the Private Exchange Notes, if any, when executed, authenticated, issued and delivered by the Notes Issuers in exchange for the Notes, will constitute the valid and legally binding obligations of the Notes Issuers, entitled to the benefits of the Indenture, enforceable against each of the Notes Issuers in accordance with the terms thereof, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the "Enforceability Limitations"). Each Guarantee, when executed and delivered by the applicable Guarantor in accordance with the terms of the Indenture, will constitute a valid and legally binding obligation of such Guarantor, entitled to the benefits of the Indenture, enforceable against the applicable Guarantor in accordance with its terms, subject to the Enforceability Limitations.

            (i) The Units and the Warrants have been duly and validly authorized by RTI and, when executed by RTI and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement, and delivered against payment of the purchase price for the Units as provided in this Agreement, will be entitled to the benefits of the Warrant Agreement and will constitute valid and legally binding obligations of RTI enforceable in accordance with their terms, subject to the Enforceability Limitations.

            (j) When issued in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

            (k) Each Offering Document has been duly and validly authorized and, as of the Closing Date, each Offering Document will have been duly executed and delivered by each of the Issuers to which it is a party, and, upon such execution by such Issuers (assuming the due authorization, execution and delivery by the Collateral Agent, Trustee, Unit Agent or Warrant Agent, as applicable), the Offering Documents will constitute the valid and legally binding obligations of such Issuer enforceable against such Issuer, in accordance with the terms thereof (subject to clauses (bb) through (ee) below, which separately address the matters covered therein), subject to the Enforceability Limitations, and except as rights to indemnity and contribution which may


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      arise under such Offering Document may be limited by considerations of public policy. No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental body or agency, domestic or foreign, is required for the performance by any of the Issuers of their respective obligations under the Transaction Documents or for the consummation of the transactions contemplated thereby except such as may be required (A) in connection with the registration under the Securities Act of the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes, if any, or the Warrants, the Financing Warrants (as defined in the Warrant Agreement) or Registrable Securities pursuant to the Registration Rights Agreements (including any filing with the NASD), (B) in connection with the qualification of the Indenture under the Trust Indenture Act, (C) by state securities or "blue sky" laws in connection with the offer and sale of the Units, the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes, if any, the Warrants or Registrable Securities pursuant to the Registration Rights Agreements, (D) in connection with the creation of security interests, (E) in connection with the Combination, which as of the Closing Date shall have been made or obtained, or (F) in connection with the Refinancing, which as of the Closing Date shall have been made or obtained and except as set forth in the Offering Memorandum.

            (l) (1) The issuance, sale and delivery of the Units, the Notes, the Exchange Notes, the Private Exchange Notes, if any, the Warrants and, upon exercise of the Warrants, the Warrant Shares, (2) the execution, delivery and performance by each of the Combined Companies of any Transaction Document to which it is a party and (3) the consummation by each of the Combined Companies of the transactions contemplated by the Transaction Documents do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by any of the Combined Companies of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Combined Companies, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Combined Companies under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Combined Companies is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject, other than liens contemplated by the Transaction Documents and repayments contemplated in connection with the completion of the Refinancing and except for breaches, violations or defaults as to which consents from the counterparties have been obtained, (B) the articles or by-laws or similar organizational documents (each, an "Organizational Document") of any of the Combined Companies, or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over any of the Combined Companies or any

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      of their respective properties or assets, except in the case of each of clauses (A) and (C), for such conflicts, breaches or violations as would not have or would not reasonably be expected to have a Material Adverse Effect and other than as set forth in the Offering Memorandum.

            (m) Each of the Combined Companies has or will have on the Closing Date, to the extent each is or will be a party thereto, all requisite corporate company or partnership power and authority, as the case may be, to execute, deliver and perform each of their respective obligations under each of the Transaction Documents (other than the Offering Documents) to which it is a party; each of the Transaction Documents (other than the Offering Documents) has been, or will have been on the Closing Date, duly and validly authorized, executed and delivered by each of the Combined Companies, to the extent each is or will be a party thereto; and each of the Transaction Documents (other than the Offering Documents) constitutes a valid and legally binding agreement of the Combined Companies, to the extent each is or will be a party thereto, enforceable against each of the Combined Companies, subject to the Enforceability Limitations.

            (n) The Securities conform, and the Exchange Notes will conform, in all material respects to the descriptions thereof in the Offering Memorandum. The summaries of the Transaction Documents which are included in the Offering Memorandum fairly summarize in all material respects each such document as of the Closing Date.

            (o) The audited and unaudited consolidated financial statements of each of the Predecessor Companies contained in the Offering Memorandum, together with the related notes thereto, present fairly the financial position, results of operations and cash flows of each of the Predecessor Companies and their respective subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles ("GAAP"). Deloitte & Touche LLP are independent certified public accountants with respect to BarTech and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. KPMG LLP are independent certified public accountants with respect to Republic and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder. Ernst & Young LLP are independent certified public accountants with respect to USS/Kobe within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder. Arthur Andersen LLP were, during the periods covered by their audit opinion included in the Offering Memorandum, independent certified public accountants with respect to Republic and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder.

            (p) (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Offering Memorandum (the "Pro Forma Information") and the projected financial data included in the Projections section of the Offering Memorandum (the "Projections") (A) present fairly, in all material respects, the information shown therein, (B) in the case of the Pro Forma Information, have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act and (C) have been properly compiled on the bases described therein, and (ii) the assumptions used in the preparation of the Pro Forma Information and the Projections are, in the reasonable judgment of the Issuers, reasonably and fairly presented and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Except as set forth in the Offering Memorandum, the Projections reflect the effects of GAAP applied on a basis consistent with the historical financial statements of BarTech in all material respects.

            (q) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has been no (A) material adverse change in the business, financial condition, assets, results of operations or prospects of either RTI and the RTI Subsidiaries, taken as a whole, or Republic Technologies International and the Subsidiaries, taken as a whole (a "Material Adverse Change"), (B) transaction entered into by any of the Combined Companies, other than in the ordinary course of business, that is material to either RTI and the RTI Subsidiaries, taken as a whole, or Republic Technologies International and the Subsidiaries, taken as a whole, or (C) dividend or distribution of any kind declared, paid or made by any of the Combined Companies on its capital stock, except as contemplated by the Transaction Documents.

            (r) Immediately after the Combination, Republic Technologies and RTI each will have the authorized, issued and outstanding capitalization set forth in Schedule 2 hereto; all of the outstanding equity interests of Republic Technologies and capital stock of RTI will have been duly authorized and, after giving effect to the Combination, will have been validly issued and will be fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights. Immediately after the Combination, Republic Technologies and RTI will not own, directly or indirectly, any shares or any other equity securities or have any equity interest in any partnership, joint venture or other entity other than their Subsidiaries indicated on Schedule 1 hereto. No holder of any securities of any Issuer is entitled to have such securities (other than the Notes, the Exchange Notes, the Private Exchange Notes, if any, and the Warrants, the Financing Warrants and Registrable Securities, the existing BarTech Warrants and equity securities of RTI and RTI Subsidiaries held by affiliates of USX Corporation, Kobe Steel, Ltd. and purchasers of equity securities in connection with the Combination) registered under any registration statement contemplated by the Registration Rights Agreements. Immediately after the Combination, all of the

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      outstanding capital stock or other equity interests of each RTI Subsidiary will have been duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document) and the outstanding shares of capital stock or other equity interests owned by Republic Technologies of the Subsidiaries and by RTI of the RTI Subsidiaries are owned beneficially and of record, directly and indirectly, by Republic Technologies and RTI, respectively, free and clear of all Liens (other than Liens created by the Security Documents) and claims or restrictions on transferability or voting, other than as contemplated by the Equityholders Agreement, the Organizational Documents and the Transaction Documents.

            (s) None of the Combined Companies is (A) in violation of their respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them may be bound, or to which any of their respective assets or properties is subject, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over any of the Combined Companies or any of their assets or properties, or other governmental or regulatory authority, agency or other body, other than such defaults or violations which, individually or in the aggregate, would not reasonably be expected to have or result in, in the case of clause (A), (B) or (C), a Material Adverse Effect.

            (t) Each of the Combined Companies owns or possesses, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property") necessary to conduct the business now or proposed to be operated as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such Intellectual Property would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of them has received any notice of infringement of or conflict with (and neither knows of any such infringement of or conflict with) asserted rights of others with respect to any of such Intellectual Property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

            (u) Except as set forth in the Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, there is no legal action, suit, proceeding, inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Issuers, threatened against any of the Combined Companies. Except as set forth in the Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, none of the Combined Companies has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of its respective material contracts or has knowledge of any breach of any of such material contracts by the other party or parties thereto.

            (v) Each of the Combined Companies and their respective Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against any of the Companies or any of their respective Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

            (w) Each of the Combined Companies has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and has valid rights to each lease under valid, subsisting and enforceable leases in the real and personal property described in the Offering Memorandum as being leased by it, except, in each case, as described in the Offering Memorandum or to the extent the failure to have such title would not reasonably be expected to result in a Material Adverse Effect.

            (x) None of the Issuers is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

            (y) No labor problem, dispute or disturbance with the employees of any of the Combined Companies exists or, to the best knowledge of the Issuers, is threatened which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (z) (i) Immediately after the consummation of the Combination, and the transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of Republic Technologies will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) Republic Technologies is not, nor will it be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent it is a party thereto, and the consummation of the transactions contemplated thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

            (aa) Except as disclosed in the Offering Memorandum, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each of the Combined Companies is in compliance with all applicable Environmental Laws, (B) each of the Combined Companies has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements and (C) there are no pending or, to the knowledge of any of the Issuers, threatened Environmental Claims against any of the Combined Companies.

            For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any published judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment binding on any of the Combined Companies, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any such governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

            (bb) Upon execution and delivery (and, where applicable, payment of any mortgage recording tax) by the Pledgors at the Closing Date and assuming due recording, the Mortgages will create and constitute (A) valid and enforceable mortgage liens on the real properties and fixtures described therein (the "Real Property") and (B) a valid and enforceable security interest in such of the Mortgaged Properties (as defined in the Mortgages collectively), other than the Real Property, in which a security interest can be created under Article 9 (the "UCC Property") of the Uniform Commercial Code (the "UCC") as in effect in the state in which such Mortgaged Property is located or the similar laws of Canada or the Province of Ontario with respect to Mortgaged Properties of CDSC. The Mortgages will be in proper form under the laws of the states or the province in which the Mortgaged Properties encumbered thereby are located, to be accepted for recording in the counties, provinces or other appropriate jurisdictions where such Mortgaged Properties are located.

            (cc) Upon execution and delivery by the Pledgors at the Closing Date, the Security Documents will create and constitute valid, enforceable and, subject to all required filings contemplated by clause (dd) below and actions contemplated by clause (ee) below, perfected security interests in, liens on or pledges of all of the Pledged Collateral (as defined in the Security Agreement) and the Collateral (as defined in the Master Pledge Agreement).

            (dd) Upon (A) execution and delivery of the Security Documents by the Pledgors at the Closing Date and (B) the filing of the UCC-1 financing statements or their equivalent in other jurisdictions (the "Financing Statements") relating to (1) the Mortgages in the appropriate recording office of the political subdivision where Mortgaged Property is situated and (2) the Security Agreement in each office where such filing is necessary or appropriate, the security interest, lien or pledge created by (x) the Security Agreement in the Pledged Collateral will be a perfected security interest with respect to that portion of such Pledged Collateral described therein in which a security interest can be perfected by filing a financing statement, prior to all other claims or security interests therein which may be perfected by the filing of a financing statement or by possession, except for prior liens and encumbrances permitted by the Security Agreement, and (y) the Mortgages in UCC Property will be a perfected security interest with respect to that portion of the UCC Properties in which a security interest can be perfected by filing a financing statement, prior to all other security interests therein which may be perfected by filing a financing statement or by possession, except for prior liens and encumbrances permitted by the applicable Mortgage.

            (ee) Upon execution and delivery by the Pledgors at the Closing Date and assuming delivery of certificates representing the Pledged Shares (as defined in the Master Pledge Agreements (as defined in the Indenture)) and that the Collateral Agent holds such certificates in accordance with the Master Pledge Agreements, the Securities Pledge Agreements will create and constitute valid, enforceable and perfected security interests in, liens on and pledges of all of the Pledged Collateral prior to all other claims or security interests therein, except for pari passu liens and encumbrances permitted by the Master Pledge Agreements.

            (ff) Any certificate signed by any officer of any Issuer and delivered on the Closing Date to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Issuer to the Initial Purchasers as to the matters covered thereby.

            (gg) (A) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under
      Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Combined Companies; (B) each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; (C) the Combined Companies have not incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Combined Companies would have any liability; and (D) each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification, except for such transaction, deficiencies, events, non-compliance, liabilities, non-qualifications actions or failures to act which, individually or in the aggregate, would not reasonably be expected to have or result in, in the case of clauses (A), (B), (C) or (D), a Material Adverse Effect.

            (hh) The contracts listed on Schedule 3 hereto represent an aggregate list of all of the material contracts for the Combined Companies following the completion of the Transactions.

            2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the number of Units set forth opposite the name of such Initial Purchaser on Schedule 4 hereto at a purchase price of $952.10 per Unit. The Issuers shall not be obligated to deliver any of the Units except upon payment for all of the Units to be purchased as provided herein.

            (b) The Initial Purchasers have advised the Issuers that they propose to offer the Units for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers that (i) it is a Qualified Institutional Buyer (as defined herein) purchasing the Units pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Units by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Units only from, and has offered or sold and will offer, sell or deliver the Units, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act (provided that, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, such person has represented to it that each such account is a Qualified Institutional Buyer) to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S.

            (c) Each Initial Purchaser acknowledges and agrees that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

            (d) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

            (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date with respect to Notes and until one year after the later of the commencement of the offering of the Securities and the Closing Date with respect to the Units, the Warrants and the Warrant Shares, in each case, only in accordance with Regulation S or Rule 144A.

            (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

            (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, in the case of the Notes, or until one year after the commencement of the offering of the Securities and the date of original issuance of the Securities, in the case of the Units, the Warrants and the Warrant Shares, except in accordance with Regulation S or Rule 144A. Terms used above have the meanings given to them by Regulation S."

            (iv) It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Companies.

            (v) Such Initial Purchaser represents, warrants and agrees not to engage in hedging transactions with respect to the Securities unless in compliance with the Securities Act.

Terms used in this Section 2(d) have the meanings given to them by Regulation S.

            (e) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (f) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Companies pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Companies shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Companies and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Companies and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

            (g) The Issuers acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

            3. Delivery of and Payment for the Securities. (a) Delivery of the Securities and payment for the Units shall be made at the offices of Simpson Thacher & Bartlett, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Companies, at 10:00 A.M., New York City time, on August 13, 1999 or at such other time or date, not later than two
(2) full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Companies (such date and time of payment and delivery being referred to herein as the "Closing Date").

            (b) On the Closing Date, payment of the purchase price for the Units shall be made to Republic Technologies, on behalf of the Companies, by wire or book-entry transfer of same-day funds to such account or accounts as the Companies shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Units. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Units shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make one or more global certificates evidencing the Units available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date. The receipt by Republic Technologies of any portion of the proceeds attributable to the Warrants will be evidence of a capital contribution of such amount by RTI to Republic Technologies.

            4. Further Agreements of the Issuers. Each of the Issuers agrees with each of the several Initial Purchasers:

            (a) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

            (b) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Companies after a reasonable period to review;

            (c) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

            (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issu-ers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to prepare promptly such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

            (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

            (f) for a period of three years after the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Issuers with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee and Warrant Agent or to the holders of the Securities pursuant to the Indenture and Warrant Agreement or the Exchange Act or any rule or regulation of the Commission thereunder;

            (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that the Issuers and their subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction or to take any action which would subject them to taxation in any jurisdiction where they are not so subject;

            (h) to assist the Initial Purchasers in arranging for the Units, Notes and Warrants to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

            (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

            (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, or as otherwise contemplated by the Registration Rights Agreements, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

            (k) for a period of 180 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Issuers (other than the Securities), except as contemplated by the Registration Rights Agreements, without the prior written consent of the Initial Purchasers;

            (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuers or any of their respective affiliates and resold in a transaction registered under the Securities Act;

            (m) not to, for so long as the Securities are outstanding, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become a closed-end investment company required to be registered, but not registered thereunder;

            (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Companies of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

            (o) in connection with the offering of the Securities, to make its officers, employees, the independent accountants for itself and the Predecessor Companies and legal counsel reasonably available upon request by the Initial Purchasers;

            (p) to furnish to each of the Initial Purchasers on the Closing Date a copy of the independent accountants' reports included in the Offering Memorandum signed by the accountants rendering such report;

            (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

            (r) to apply the net proceeds from the sale of the Units as set forth in the Offering Memorandum under the heading "Use of Proceeds"; and

            (s) to, not later than 30 days after the Closing Date, file or cause to be filed by the appropriate Issuer with the Commission on a Report on Form 8-K that includes the Projections, "The Consolidation Plan," the pro forma financial information and related risk factors, and such other information as the Issuers shall determine.

            5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of each of the Issuers contained herein, to the accuracy of the statements of each of the Issuers and their respective officers made in any certificates delivered pursuant hereto, to the performance by each of the Issuers of their respective obligations hereunder to be performed on or before the Closing Date, and to each of the following additional terms and conditions:

            (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuers on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

            (d) Simpson Thacher & Bartlett shall have furnished to the Initial Purchasers their written opinion, as counsel to the Issuers and Blackstone, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Annex A-3 hereto.

            (e) Borden & Elliot shall have furnished to the Initial Purchasers their written opinion, as special Canadian counsel for CDSC, addressed to the Initial Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers to the effect that:

                  (1) CDSC has been duly incorporated under the laws of Canada and has not been discontinued or dissolved;

                  (2) CDSC has all necessary corporate power and corporate
            authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum;

                  (3) CDSC is duly qualified to carry on business in Ontario;

                  (4) the authorized capital of CDSC consists of an indicated
            number of shares, of which an indicated number of shares have been validly allotted and issued and are outstanding as fully paid and nonassessable and were not issued in violation of (a) the articles or by-laws of CDSC, or (b) to the best of such counsel's knowledge any written agreement as to which CDSC is bound;

                  (5) CDSC has the necessary corporate power and authority to execute, deliver and perform its obligations under each Offering Document to which it is a party;

                  (6) the execution, delivery and performance by CDSC of each
            Offering Document to which it is a party has been duly authorized by all necessary corporate action of CDSC; and each of the Offering Documents has been duly executed and delivered by CDSC, to the extent a party thereto;

                  (7) no consent, approval, authorization, license,
            qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of Canada or the Province of Ontario is required as a condition for the execution and delivery by CDSC of the Offering Documents to the extent it is a party thereto or the performance of its obligations thereunder;

                  (8) the execution and delivery by CDSC of the Offering
            Documents to which it is a party and the performance of its obligations thereunder do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by CDSC of the Organizational Documents of CDSC or any law, rule or regulation of Canada or the Province of Ontario, to the best of such counsel's knowledge, or any order, decree or judgment, of any court or governmental body of the Province of Ontario applicable to CDSC.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of Canada and the laws of the Province of Ontario,
      (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Issuers and certificates of public officials and (C) will make such assumptions and qualifications as are necessary and reasonable.

            (f) Counsel to USS/KOBE, shall have furnished to the Initial Purchasers their written opinion, as counsel for USS/KOBE, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

            (g) The Initial Purchasers and the Collateral Agent shall have received opinions from local counsel for the Companies in Pennsylvania, Illinois, Ohio, New York, Connecticut, Indiana and Canada, each such opinion dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers.

            (h) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

            (i) Each of the Companies shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that

                  (A) such officers have carefully examined the Offering
            Memorandum,

                  (B) to the best of their knowledge, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and

                  (C) as of the Closing Date, the representations and warranties of the Issuers in this Agreement are true and correct in all material respects, the Issuers have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the business, assets, financial position or results of operation of the Issuers and the Combined Companies, taken as a whole, except as set forth in the Offering Memorandum.

            (j) The Initial Purchasers shall have received letters (the "Initial Letters") of Deloitte & Touche LLP, KPMG Peat Marwick LLP, Arthur Andersen LLP and Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers.

            (k) The Initial Purchasers shall have received letters (the "Bring-Down Letters") of Deloitte & Touche LLP and Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Predecessor Companies, as applicable, within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letters), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letters are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letters.

            (l) The Initial Purchasers shall have received a counterpart of each of the Registration Rights Agreements which shall have been executed and delivered by a duly authorized officer of each of the Issuers.

            (m) The Indenture shall have been duly executed and delivered by each of the Notes Issuers, the Guarantors and the Trustee, and the Notes shall have been duly executed and delivered by each of the Notes Issuers and duly authenticated by the Trustee and the Guarantee of each Guarantor shall have been endorsed thereon.

            (n) The Initial Purchasers shall have received a counterpart of the Warrant Agreement which shall have been executed and delivered by a duly authorized officer of RTI.

            (o) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

            (p) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Units as contemplated hereby.

            (q) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of either RTI and the RTI Subsidiaries, taken as a whole, or Republic Technologies and the Subsidiaries, taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (r) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Units.

            (s) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes or any of the Issuers' other debt securities or preferred stock by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Issuers' other debt securities or preferred stock.

            (t) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Units on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (u) The Collateral Agent shall have received the Security Agreements, duly executed by the appropriate Issuer or Guarantor party thereto and dated on or before the Closing Date, together with:

                  (i) duly executed UCC-1 financing statements or other
            documents under the provisions of the Uniform Commercial Code or any other applicable state law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Collateral Agent for its benefit and the benefit of Trustee and the holders of the Securities the Liens of the character and priority contemplated by the Security Agreements;

                  (ii) any certificates representing outstanding pledged
            securities as contemplated by the Master Pledge Agreement; and

                  (iii) evidence that all other actions necessary to perfect and protect the Liens created by the Security Agreements have been taken.

            (v) On or before the Closing Date, the Initial Purchasers and the Collateral Agent shall have received the Intercreditor Agreements, duly executed by the applicable Issuers and each other party thereto.

            (w) On or before the Closing Date, the Issuers shall have caused to be delivered to the Collateral Agent, the following documents and instruments with regard to each Mortgaged Property:

                  (i) a Mortgage encumbering the Note Issuers' or applicable
            Subsidiary Guarantor's fee interest or leasehold interest, as the case may be, in each such Mortgaged Property, duly executed and acknowledged by the owner or holder of the fee interest or leasehold interest, as the case may be, constituting such Mortgaged Property and otherwise in form for recording in the appropriate recording office of the political subdivision where such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgage by the counsel opinions described in Section 5(g) of this Agreement, and any other instruments necessary to grant the interests purported to be granted by such Mortgage under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Property subject to no Liens other than Liens permitted to be outstanding pursuant to such Mortgage;

                  (ii) a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the real property and fixtures described therein in respect of the Notes in an amount not less than the fair market value of such real/property and fixtures, which policy or commitment shall (a) be issued by Title Associates Inc., as agent for Chicago Title Insurance Company (the "Title Company"), (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Collateral Agent, as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, last dollar, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, doing business, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Collateral Agent prior to the Closing Date with respect to such Mortgaged Property;

                  (iii) a survey (i) in such form as shall be sufficient to
            cause the Title Company to issue the survey endorsement under paragraph (ii) hereof and to remove the standard survey exception from such policy (or commitment) or and (ii) to the extent commercially reasonable, complying with the minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date of delivery of such survey) certified to the Trustee and dated (or redated) not earlier than twelve months prior to the date of delivery thereof, or if earlier, accompanied by an officers' certificate stating that there have been no material changes to the applicable Mortgaged Property since the date of the survey, unless there shall have occurred any material exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change;

                  (iv) policies or certificates of insurance as required by the
            Mortgages relating thereto, which policies or certificates shall bear mortgagee endorsements of the character required by such Mortgages;

                  (v) UCC, PPSA, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Property is subject to no Liens other than Liens permitted by the Mortgages;

                  (vi) such affidavits, certificates and instruments of
            indemnification as shall reasonably be required to induce the title company to issue the policy or policies (or commitment) contemplated in subparagraph (ii) above;

                  (vii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of such Mortgages, together with a wire transfer for the title company in payment of its premium, search and examination charges, and any other amounts due in connection with the issuance of its policies (or commitments);

                  (viii) copies of all Leases (as defined in the Mortgages), all of which Leases shall, to the extent not previously approved in writing by the Initial Purchasers and the Collateral Agent, be reasonably satisfactory to the Initial Purchasers and the Collateral Agent;

                  (ix) an Officers' Certificate (as defined in the Indenture)
            stating that there has been issued and is in effect a valid and proper certificate of occupancy or local equivalent, if required by the local codes or ordinances for the use then being made of the applicable Mortgaged Property and that there is not outstanding any citation, violation or similar notice indicating that such Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness; and

                  (x) such consents, approvals, amendments, supplements,
            estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property.

            (x) The Equity Contribution of not less than $155 million shall have been made on or prior to the Closing Date and in accordance with the terms of each of the Equity Contribution Documents; provided that it shall not be a failure of this condition (x) solely by virtue of the fact that the Initial Purchasers have not purchased equity securities in RTI.

            (y) The executed version of the Master Agreement and the other Combination Documents (including the disclosure schedules, exhibits and annexes thereto) shall not include any material terms or conditions which differ materially from the description of the Combination in the Offering Memorandum and the Combination shall have been, or shall be concurrently, consummated in accordance with the terms of each of the Combination Documents and any certificate of mergers, liquidation or dissolution with respect to any of the Combined Companies shall have been filed with the Secretary of State of the appropriate jurisdictions and shall have become effective.

            (z) The New Credit Facility shall have been duly executed and delivered by each party thereto. There shall exist at and as of the Closing Date (after giving effect to the Transactions) no condition that would constitute a default (or an event that, with notice, a lapse of time, or both, would constitute a default) under the New Credit Facility.

            (aa) The Refinancing shall have been, or shall be concurrently, consummated pursuant to the terms of the Refinancing Documents as described in the Offering Memorandum. All material consents, approvals and/or authorizations necessary in connection with the Refinancing shall have been obtained.

            (bb) The Initial Purchasers shall have received a signed written opinion from Murray, Devine & Co., Inc., reasonably satisfactory to the Initial Purchasers, regarding the solvency of Republic Technologies immediately after the consummation of the Transactions as contemplated by the Transaction Documents.

            (cc) The Initial Purchasers shall have received the signed written reports of (x) Beddows & Company and (y) Metal Strategies, Inc. reasonably satisfactory to the Initial Purchasers.

            (dd) The employees of USS/Kobe (before giving effect to the Combination) represented by United Steelworkers Union shall have ratified the new labor agreement.

            (ee) There shall have been no material amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto.

            (ff) The Issuers shall, to the extent each is a party thereto, have complied in all material respects with all agreements and covenants in the Transaction Documents, performed all conditions specified therein that the terms thereof require to be complied with or performed at or prior the Closing Date and delivered to the Initial Purchasers executed copies of each of the Transaction Documents conforming in all material respects to any descriptions thereof set forth in the Offering Memorandum.

            (gg) The Equityholders Agreement (as defined in the Master Agreement) and all other Combination Documents, including the coke, pellet and rounds supply agreements, shall have been entered into and shall be in full force and effect.

            (hh) The Initial Purchasers shall have received reliance letters from counsel to the Issuers delivering an opinion, if any, pursuant to the Master Agreement or the New Credit Facility allowing the Initial Purchasers to rely on the opinion delivered by such counsel pursuant to the Master Agreement or the New Credit Facility as if such opinion had been addressed to the Initial Purchasers.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Companies prior to delivery of and payment for the Securities if, prior to that time, any of the events described in
Section 5(p), (q), (r), (s) or (t) shall have occurred and be continuing.

            7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Issuers and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agree-ment unless the context otherwise requires, any party not listed in Schedule 3 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

            8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Issuers shall fail to tender the Units for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Units for any reason permitted under this Agreement, the Issuers, jointly and severally, shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuers shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

            9. Indemnification. (a) Each of the Issuers, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuers pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or de-fending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(a).

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each of the Issuers, their respective affiliates, their officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Issuers promptly upon demand for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action;

provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            The obligations of the Issuers and the Initial Purchasers in this
Section 9 and in Section 10 are in addition to any other liability that the Issuers or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

            10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Units purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Units under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to any Issuer or information supplied by any Issuer on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Units purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

            11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, each of the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuers and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            12. Expenses. The Issuers agree with the Initial Purchasers to pay
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuers' counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee, the Collateral Agent, the Warrant Agent, Unit Agent and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Units on the PORTAL Market and the approval of the Units for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

            13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

            14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Daniel Tredwell (telecopier no.: (212) 270-0994) with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Jonathan A. Schaffzin, Esq. (telecopier no.: (212) 269-5420); or

            (b) if to the Issuers, shall be delivered or sent by mail or telecopy transmission to the address of the Companies set forth in the Offering Memorandum, Attention: Thomas Tyrell (telecopier no.: (330) 670-3020) with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: John D. Lobrano, Esq. (telecopier no.: (212) 455-2502);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

            15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

            16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the paragraph on the front cover page concerning the method of delivery, the statements in the second and third sentences of the final paragraph under the heading "Summary -- The Offering" in the Preliminary Offering Memorandum and the Offering Memorandum, the statements in the third and fourth sentences in the second paragraph under the heading "Risk Factors -- Factors Relating to the Units -- Your ability to transfer the Securities will be restricted, and a liquid market for the Securities may not develop" in the Preliminary Offering Memorandum and the Offering Memorandum, and the statements in the third paragraph, the statements in the fourth and fifth sentences of the ninth paragraph and the tenth, eleventh, twelfth and thirteenth paragraphs under the heading "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum.

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between each of the Issuers and the several Initial Purchasers in accordance with its terms.

                                Very truly yours,


                                REPUBLIC TECHNOLOGIES
                                INTERNATIONAL, LLC

                                By:_____________________________________________
                                   Name:
                                   Title:


                                RTI CAPITAL CORP.

                                By:_____________________________________________
                                   Name:
                                   Title:


                                REPUBLIC TECHNOLOGIES INTERNATIONAL, INC.

                                By:_____________________________________________
                                   Name:
                                   Title:


                                NIMISHILLEN & TUSCARAWAS, LLC,
                                  as a Guarantor

                                By:_____________________________________________
                                   Name:
                                   Title:

                                BLISS & LAUGHLIN, LLC,
                                  as a Guarantor

                                By:_____________________________________________
                                   Name:
                                   Title:


                                CANADIAN DRAWN STEEL COMPANY,
                                INC., as a Guarantor

                                By:_____________________________________________
                                   Name:
                                   Title:


                                REPUBLIC TECHNOLOGIES INTERNATIONAL
                                HOLDINGS, LLC,
                                as a Guarantor

                                By:_____________________________________________
                                   Name:
                                   Title:

Accepted:

CHASE SECURITIES INC.

By:__________________________________________
             Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By:__________________________________________
             Authorized Signatory

Address for notices pursuant to Section 9(c):
277 Park Avenue
New York, New York  10172
Attention:


BANCBOSTON ROBERTSON STEPHENS INC.

By:__________________________________________
             Authorized Signatory

Address for notices pursuant to Section 9(c):